UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 16, 2025
LanzaTech Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40282	92-2018969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8045 Lamon Avenue, Suite 400 Skokie, Illinois		60077
(Address of principal executive offices)		(Zip Code)
(847) 324-2400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0000001 per share	LNZA	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	LNZAW	The Nasdaq Stock Market LLC

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01    Other Events

On December 22, 2025, LanzaTech Global, Inc. (“LanzaTech” or the “Company”) issued a press release announcing an increase in its ownership position in LanzaJet, Inc. (“LanzaJet”), a leading sustainable aviation fuel technology provider and fuels producer. This increase in equity is in accordance with the Second Amended & Restated LanzaJet Investment Agreement, which allowed LanzaJet to further sublicense the Alcohol-to-Jet (“ATJ”) technology originally developed by LanzaTech in collaboration with the Pacific Northwest National Lab and the U.S. Department of Energy, which enables the conversion of ethanol to sustainable aviation fuel, or “SAF”, in exchange for additional equity issued to LanzaTech. As of December 16, 2025, LanzaTech received its final tranches of LanzaJet common stock, which increased LanzaTech’s ownership percentage and non-controlling interest in LanzaJet to 53% from approximately 36%.

The sustainable aviation fuel industry remains capital-intensive and subject to evolving regulatory and market dynamics. LanzaJet, like many in the sector, is managing operational and financial pressures as it scales. LanzaTech’s increased equity interest does not imply a change in governance or control.

A copy of the Company’s December 22, 2025, press release is attached to this current report on Form 8-K as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

99.1	LanzaTech Press Release, dated December 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANZATECH GLOBAL, INC.

Dated: December 22, 2025	By:	/s/ Maryann Maas
	Name:	Maryann Maas
	Title:	Interim General Counsel
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